Exhibit 10.44

EXECUTED VERSION

ADMINISTRATIVE SERVICES AND PREMISES AGREEMENT

THIS ADMINISTRATIVE SERVICES AND PREMISES AGREEMENT (this “Agreement”) is made and entered into as of February 3, 2015, by and between OneMain Financial Warehouse, LLC, a Delaware limited liability company (the “Company”), and OneMain Financial, Inc., a Delaware corporation (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company desires to engage the services of the Administrator and to use office space leased by the Administrator in connection with the business of the Company;

NOW THEREFORE, in consideration of the mutual benefits and obligations of the parties hereunder, the Company and the Administrator hereby agree as follows:

SECTION 1

DEFINED TERMS

As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular have the same meanings when used in the plural and vice versa):

“Administrator” shall have the meaning set forth in the Preamble.

“Agreement” shall have the meaning set forth in the Preamble.

“Company” shall have the meaning set forth in the Preamble.

“Premises” means those certain premises commonly known as 300 St. Paul Place, Baltimore, MD 21202, or such other office space as the Administrator and the Company may mutually agree upon.

“Transaction Documents” has the meaning set forth in Section 3.1(c).

SECTION 2

ENGAGEMENT OF THE ADMINISTRATOR

Section 2.1 Engagement.

On the terms and subject to the conditions set forth herein, the Company hereby engages the Administrator, and the Administrator hereby accepts such engagement, to provide administrative services to the Company as set forth in this Agreement.

Section 2.2 Reimbursement and Fees.

(a) In consideration for acting as Administrator, the Company shall pay to the Administrator a monthly fee of $65,000 (the “Administrator Fee”), payable on the 20th day of each month, which is intended to compensate the Administrator for the reasonable fees, expenses and taxes paid or incurred by the Administrator and its employees and agents in the ordinary course of business for acting in such role, including (i) salaries and benefits of the Administrator’s employees and agents who perform services for the Company, (ii) overhead, computing and other expenses attributable to services performed by the Administrator for the Company and (iii) the costs of the insurance policies described in Section 3.1(e) (if any). The parties have agreed that the Administrator Fee represents a reasonable allocation, as between the Administrator and the Company, of such amounts, and is also intended by the parties to be sufficient so as to provide a profit to the Administrator. To the extent that amounts paid or incurred by the Administrator and its employees and agents in performing the obligations of the Administrator hereunder (x) constitute extraordinary expenses not contemplated by the Administrator Fee or the License Fee payable pursuant to Section 6(c), (y) are material in amount and (z) can be allocated between the Administrator and the Company in a manner that is practicable and cost effective, then the Company shall reimburse the Administrator for such additional amounts, within fifteen (15) days after receipt of invoices to be submitted to the Company by the Administrator substantiating such additional amounts. The Administrator shall not have the right to terminate its engagement hereunder as a result of a failure of the Company to pay the Administrator Fee.

(b) Amounts payable by the Company to the Administrator pursuant to this Agreement shall not be subject to deduction or set-off of any kind for any reason without the prior written consent of the Administrator. Upon request, the Administrator agrees to submit to the Company reports that detail the manner in which invoices are prepared by the Administrator or that support, in reasonable detail, any invoice.

Section 2.3 Relationship.

(a) Nothing set forth herein shall constitute, or be construed as creating, an employment relationship, a partnership, a joint venture or any other kind of relationship or association between the parties. Except as expressly provided herein or in any other written agreement between the parties, neither party has any authority, expressed or implied, to bind, or to incur liabilities on behalf or in the name of, the other party.

(b) All services to be furnished by the Administrator under this Agreement may be furnished by any officer or employee of the Administrator or any other agent of or person designated by the Administrator. No director, officer or employee of the Administrator shall receive a salary or other compensation from the Company in connection with this Agreement or the services provided hereunder. The Administrator shall devote such time in providing its services hereunder as is reasonably necessary to fully perform such services.

SECTION 3

POWERS AND DUTIES OF THE ADMINISTRATOR

Section 3.1 Powers. The Administrator shall, in accordance with the standards set forth in Section 4 and subject to direction from any officers of the Company, provide the following services to the Company:

(a) provide clerical, bookkeeping, office administration, contract administration, legal and accounting services necessary or appropriate for the Company, including maintaining general and accounting records of the Company, preparing and causing to be issued such periodic financial statements as may be necessary or appropriate; provided, however, that the records of the Company shall be maintained separately from those of the Administrator or any other person or entity and shall be kept at the Premises or at such other separate office space as the Company shall maintain;

(b) prepare, or cause to be prepared, for execution by the appropriate representatives of the Company, and file or cause to be filed, such franchise, withholding, income or other tax returns of the Company as shall be required under applicable law;

(c) prepare, or cause to be prepared, for execution by the appropriate representatives of the Company, and file or cause to be filed, all filings as may be necessary or appropriate under applicable law or under the agreements entered into by the Company, copies of which are supplied by the Company to the Administrator (collectively, the “Transaction Documents”);

(d) provide equipment and services relating to, and access to, computer and telecommunications systems and networks, including, without limitation, local and long distance telephone networks, data communication lines and computer hardware and software, and coordinate vendor invoicing, repairs and maintenance;

(e) procure, on behalf of and in the name of, or for the benefit of, the Company, standard insurance protection, to the extent not otherwise provided for the benefit of the Company;

(f) in consultation with the Board of Managers of the Company, advise the Company on short-term cash investments available to the Company; and

(g) provide such other administrative services related to the operation of the Company as requested by the Company;

provided, however, the Administrator shall not:

(w) pay or incur any obligation or liability of the Company;

(x) execute any document, agreement or instrument in the name of the Company;

(y) initiate or compromise any claim or lawsuit in the name of the Company;

or

(z) dispose of any assets of the Company, whether by sale, pledge or otherwise.

Section 3.2 Restrictions.

(a) The Administrator shall not take any action on behalf of the Company that the Company is prohibited from taking under the Transaction Documents.

(b) The Administrator shall not be obligated or required by the Company to commence, join any other person in commencing, or authorize a trustee or other person acting on its behalf or on behalf of others to commence, any involuntary bankruptcy, reorganization, arrangement, insolvency, conservatorship, receivership or similar proceedings under the laws of the United States of America, any State or any other governmental authority against the Company.

(c) The Administrator shall not at any time with respect to the Company, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining any case against the Company under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

SECTION 4

LIABILITY

The Administrator shall render the services called for hereunder in good faith, taking into consideration the best interests of the Company. In no event shall the Administrator ever be liable under this Agreement or in connection with services provided hereunder for any punitive, incidental, consequential or indirect damages in tort, contract or otherwise.

SECTION 5

INFORMATION

(a) The Company shall take such actions as are reasonably necessary to assist the Administrator to cause the other parties to the Transaction Documents and any other agreements to which the Company is a party to prepare and supply to the Administrator such information regarding the performance of such agreements and documents as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder.

(b) The Company recognizes that the accuracy and completeness of the records maintained, the information supplied, and the actions and omissions taken by the Administrator hereunder are dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Transaction Documents and from other sources, and the Administrator shall not be responsible for any inaccuracy in the information as obtained, for any inaccuracy in the records maintained by the Administrator hereunder or for any acts or omissions taken that may result from any such inaccuracy, unless and to the extent the Administrator knows of such inaccuracy.

(c) The Company shall have reasonable access during usual business hours to the books and records of the Administrator relating to the services provided by the Administrator hereunder.

SECTION 6

LICENSE TO USE PREMISES

(a) The Administrator hereby grants a license to the Company to use the Premises as office space for the transaction of the Company’s business, and the Company hereby accepts such license, for the term, at the license fee and upon all of the conditions set forth in this Section 6. In addition, the Company and its employees (if any), invitees, agents and guests hereby are granted the non-exclusive use of the common areas of the building in which the Premises are situated.

(b) The term of the license to use the Premises shall commence as of the date of this Agreement and shall terminate concurrently with the termination of this Agreement in accordance with the provisions of Section 7.

(c) For each calendar month, the Company shall pay to the Administrator a license fee (the “License Fee”) in the amount of $200 payable on the 20th day of each month for the use of the Premises which the parties have agreed represents a reasonable allocation to the portion of the rent and any additional amounts for taxes, common area charges, utility charges (including reasonable and customary telephone charges incurred in the course of business), and comparable expenses payable for such period by the Administrator for all space leased in the building in which the Premises are situated that the number of square feet of the Premises bears to the total number of square feet leased by the Administrator in such building. The license fee includes compensation to the Administrator for office space in the Premises, utilities (including reasonable and customary telephone charges incurred in the course of business) and access to other portions of the building in which the Premises are situated that are occupied by the Administrator, to the extent required for the needs of the Company under this Agreement.

SECTION 7

TERM

Either party to this Agreement may terminate this Agreement upon thirty (30) days’ written notice to the other party.

SECTION 8

NOTICES

All notices, requests and other communications permitted or required hereunder shall be in writing and shall be delivered personally or mailed by certified mail, postage prepaid and return receipt requested, as follows:

If to the Administrator, addressed to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

If to the Company, addressed to:

OneMain Financial Warehouse, LLC

300 St. Paul Place

Legal Department

Baltimore, MD 21202

or to such other place within the United States of America as either party may designate as to itself by written notice to the other. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address.

SECTION 9

NON-EXCLUSIVE SERVICES

The Administrator may engage in other business activities, including, without limitation, the provision of investment and collateral management services, even though such business may compete with the business of the Company. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator or any of its affiliates to engage in any other business activity or to devote his or her time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature to the business of the Company.

SECTION 10

ENTIRE AGREEMENT; AMENDMENTS; WAIVER

This Agreement constitutes the entire agreement between the parties hereto. This Agreement may not be amended, and no rights hereunder may be waived, except by a written document signed by the duly authorized representatives of the parties. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

SECTION 11

ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any party’s transfer or assignment in violation of this Section 11 shall be void.

SECTION 12

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement.

SECTION 13

GOVERNING LAW; SUBMISSION OR JURISDICTION; WAIVER OF JURY TRIAL

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 13 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 14

CAPTIONS

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONEMAIN FINANCIAL WAREHOUSE, LLC

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer

ONEMAIN FINANCIAL, INC.

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer